Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated December 22, 2016 relating to the consolidated financial statements of Schneider National, Inc. appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

December 22, 2016